Exhibit 99.(h)(3)

Amendment Dated as of March 7, 2007 to the Amended and Restated Sub-Administration Agreement between Morgan Stanley Investment Management Inc., (“MSIM”) and J.P. Morgan Investor Services Co. (“J.P. Morgan”)

WHEREAS, MSIM, acting as Administrator for Morgan Stanley Institutional Fund, Inc. (the “Fund”), and J.P. Morgan have entered into an Amended and Restated Sub-Administration Agreement dated as of November 1, 2004 (“Sub-Administration Agreement”) retaining J.P.Morgan to provide certain fund accounting and administration services with respect to the Fund,

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.     Pursuant to Section 10 of the Sub-Administration Agreement, the fee schedule is hereby deleted and replaced with the fee schedule attached hereto (effective October 1, 2006).

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY INVESTMENT MANAGEMENT, INC.

Attest:	/s/ Daniel Burton	By:	/s/ Ronald E. Robison
	Daniel Burton	Name:	Ronald E. Robison
		Title:	President and Principal Executive
Officer

J.P. MORGAN INVESTOR SERVICES CO.

Attest:	/s/ Helen A. Robichaud	By:	/s/ Mark W. Kucera
	Helen A. Robichaud	Name:	Mark W. Kucera
		Title:	Vice President

MSIF Inc.SubAdmin

THE JPMORGAN CHASE BANK

FEE SCHEDULE

FOR

MORGAN STANLEY INVESTMENT MANAGEMENT

Morgan Stanley Institutional Fund Trust

Morgan Stanley Institutional Fund, Inc.

The Universal Institutional Funds, Inc.

The Latin American Discovery Fund, Inc.

The Malaysia Fund, Inc.

Morgan Stanley Asia-Pacific Fund, Inc.

Morgan Stanley Emerging Markets Fund, Inc.

Morgan Stanley India Investment Fund, Inc.

The Thai Fund, Inc.

The Turkish Investment Fund, Inc.

Morgan Stanley Eastern Europe Fund, Inc.

Morgan Stanley Emerging Markets Debt Fund, Inc.

Morgan Stanley Global Opportunity Bond Fund, Inc.

Morgan Stanley High Yield Fund, Inc.

Morgan Stanley China A Share Fund, Inc.

Morgan Stanley Offshore Emerging Markets Fund

Morgan Stanley Taiwan Portfolio

Revised as October 1, 2006

Fund Accounting Fee Schedule:

Open and Closed End Funds:

The Fund Accounting fee is determined by first calculating the complex level basis point charge*, pro-rating the total charge to each of the funds based upon assets, and then applying either the basis point charge or fund minimum, whichever is higher.

(1) Basis point charge calculated as follows:

•                  0.905 bps on first $40 billion

•                  0.820 bps on next $20 billion

•                  0.70 bps on all assets over $60billion.

(2) Fund minimum calculated as follows:

•                  “Standard” funds at $25,000

•                  “Complex” funds at $30,000

•                  “Super Complex” funds at $50,000

JPMorgan would categorize the Morgan Stanley book of funds as follows: 42 Standard funds,  24 Complex funds, and 2 Super Complex funds. (details of fund categorization can be provided)

*(Basis point charge will be applied to the aggregate level of the assets of the Morgan Stanley funds covered under this fee schedule.)

Daily Fund Accounting – Core Service Set

Standard/Automated Inputs
Trade Processing
Capital Stock Processing
Expense Processing
Portfolio Income Recognition
Corporate Actions Processing
Daily Market Value Calculations utilizing automated price vendors
Standard/Automated Reporting & Deadlines
NAV Calculation (single class)
Standard NAV Delivery Timeframe (Based on market close)
Rate Calculation for daily distributing funds
NAV/Rate reporting to four parties
Fund Information Reporting to Client & 3rd Party Reporting Agency
Risk Reporting (e.g., Statistics, Past Due Income, etc.)
Daily Cash Reconciliation
Weekly Asset Reconciliation
Monthly SEC Yield calculations
Other Core Services
External Audit & Client Due Diligence Co-ordination
Generally Accepted Accounting Principles and Materially Thresholds to Support a daily valuation environment

Fund Accounting - Additional Services

Additional Services currently used by Morgan Stanley
Additional Classes of shares	$ 1,000/class/year (currently waived)
Fair Market Value Calculations	$ 1,500/fund/year
Market Value Calculations utilizing Manual Prices (Broker Pricing)	$ 1.25/quote/day
3rd Party Custody Funds (Thai Fund)	$ 7,500 additional/fund (currently waived)
Projection of Income and Expenses	$ 500/fund/year (currently waived)
Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offerings / Stock Splits/ In-kind transactions	$ 1,000 per event (currently waived)
Customized Programming	At Cost
Out of Pocket Expenses (including SAS 70)	At Cost

Additional Services NOT currently used by Morgan Stanley
Non-standard delivery timeframe of NAV’s/Rates	TBD
Manual End of Day NAV/Rate Reporting	TBD
End of Day NAV/Rate Delivery for more than Four Parties	TBD
Materiality thresholds below market accepted levels based on Industry Standards	TBD
Daily or Weekly SEC yield calculations	$ 2,500 per fund per year

Derivatives:

Processing of exchange traded and over-the-counter derivatives is currently included in the fund accounting fees above and assumes current activity levels. Any significant increases in volume or processing requirements may result in a need to review the fee schedule to contemplate additional charges and/or a need to move processing into a more appropriate operational model. JPMorgan offers a full suite of Global Derivatives services and a fee schedule for these services is available upon request.

Fund Administration Fee Schedule:

Open and Closed End Funds:

The Fund Administration fee is determined by first calculating the complex level basis point charge*, pro-rating the total charge to each of the funds based upon assets, and then applying either the basis point charge or fund minimum, whichever is higher.

(1) Basis point charge calculated as follows:

•                  0.985bps on first $40 billion

•                  0.940bps on next $20 billion

•                  0.845bps on all assets over $60 billion

(2) Fund minimum calculated as follows:

•                  $30,000 per fund

*(Basis point charge will be applied to the aggregate level of assets of the Morgan Stanley funds covered under this fee schedule.)

Compliance and Treasury—Core Service Set (Including preparation, review, and distribution of the following):

Daily 1940 Act Compliance Monitoring (see compliance responsibilities manual for a detailed description of services provided)
Daily Prospectus/SAI Compliance Monitoring (see compliance responsibilities manual for a detailed description of services provided)
Quarterly IRS Diversification, Quarterly Tax Exempt Diversification & Annual 90% Good Income Tests
Provide Form N-1A / N-2 / 24f-2 Filing Data
Budgeting, Expense Accruals, Cash Disbursements and Due Diligence Reporting
Audit Co-ordination and Support

Reporting

Quarterly Board Reporting
Monthly Management Reporting
Monthly Survey Reporting (10 Surveys at no charge – thereafter $500 per survey per fund charge)
Monthly Portfolio Turnover & Long-term Cost Rollforward
Periodic Distribution Calculations
Monthly Performance Reporting (Pre-Tax) (NAV & Market - Closed End Funds)

Tax Reporting

Annual ICI Primary & Secondary 1099 Misc Preparation
Blue Sky Reporting

Compliance & Treasury - Additional Services

Additional Services currently used by Morgan Stanley
Securities lending limitations	$500 per fund (currently waived)
Repo Agreement Compliance Monitoring	$500 per fund (currently waived)
Rule 18/f/10666	$500 per fund (currently waived)
Daily 2a-7 Reporting	$500 per fund (currently waived)
Rule 38a-1 Chief Compliance Officer Support Services	$600 per fund
Administration of Deferred Directors’ compensation plan	$500 per fund (currently waived)
Monthly Web-site Reporting	$1,000 per report (currently waived)
Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offerings / Stock Splits	$5,000 per event (currently waived)

Total Return Performance Reporting

Post-Tax Reporting (yearly)	No charge

Client Specific Reporting/ Services

Daily Cap Stock Flows File	$100 per report (currently waived)
Monthly Cap Stock Turnover	$500 per report (currently waived)
Monthly Undistributed Cap Gains Reporting	$500 per report (currently waived)
Closed Account Run-off	$500 per schedule per fund (currently waived)
Weekly Money Market Survey Reporting	$500 per survey per week (currently waived)
Venezuelan Tax Returns & G-Tax Filing Information	$1,000 per return/filing (currently waived)
Osaka Stock Exchange Reporting	$5,000 per report (currently waived)
Buyback / DWAC Closed End Share Program	$1,000 per event (currently waived)
Broker Commissions Enhanced Reporting (soft dollar)	$5,000 per report (currently waived)
Monthly Derivatives Summary Reporting	$500 per report (currently waived)
Form N-14 Filing Data	$1,000 per fund (currently waived)
Customized Programming	At Cost
Out of Pocket Expenses (including CCO Agreed Upon Procedures Reporting)	At Cost, plus administrative charges

Additional Services NOT currently used by Morgan Stanley

Total Return Performance Reporting

Pre-Tax Reporting (daily)	$1,000 per class
Benchmark Reporting	At cost for benchmark functionality and data plus $1,000 per index
Additional miscellaneous reports	$500 per report

Tax Core Service Scope

Includes preparation and review of:

•                  Fiscal and excise tax provisions (includes all book/tax adjustments except those noted in the additional services section)

•                  Federal income, state income and Federal excise tax returns (including filings by extended due dates)

•                  Year end re-characterizations, return of capital, foreign tax credit , annual QDI and tax exempt percentage for completion of Form 1099 DIV

•                  Year end shareholder reporting requirements ( state by state, country by country, treas. Inc./assets, intangible tax)

•                  IRS asset diversification and good income tests

•                  Periodic distributions

•                  60 day notice information

•                  Quarterly tax exempt asset test and annual foreign security asset test

•                  Annual QII

Tax shelter reporting

Tax preparation and review of all items regarding liquidations or mergers

Up to 25 hours of tax consultation and research per year per Fund Complex

Review of complex corporate actions

Preparation and review of one income distribution estimate, including capital gains, during the fund’s fiscal year

Support financial statement process by preparing and reviewing the following:

•                  ROC SOP disclosure

•                  Tax Footnote disclosure

Tax Additional Service

Additional Services currently used by Morgan Stanley
• REMIC OID calculations/ CDO calculations (excludes MSIFT funds)	$1,500 per fund per year
• REIT Funds (excludes MSUIF and MSIF Real Estate Funds)	$1,500 per fund per year
• Greater than one distribution estimate	$500 per fund per event
• Pre merger tax analytics	$500 per fund per year

Additional Services NOT currently used by Morgan Stanley
• Equalization calculations	$1,000 per fund per year
• Monthly QII	$3,000 per fund per year
• Periodic QDI estimates	$500 per fund per year
• Accelerated Fiscal or Excise Tax Reporting	$500 per fund per year
• Tax consulting above 25 hours annually	$100 per hour
• Signature on tax return filings as paid preparer	$2,500 per fund per year
• FIRPTA calculations	$500 per fund per year
• Letter ruling requests	$100 per hour

Financial Reporting Core Service Set (Includes Preparation, review, and distribution of the following: )

  Co-ordination, preparation and review of financial statements (annual and semi-annual), including:

•                  Statement of Investments, Statement of Assets & Liabilities, Statement of Operations

•                  Statement of Changes in Net Assets, Statement of Cash Flows

•                  Financial Highlights

•                  Notes to Financial Statements

•                  Review of MD&A

•                  Preparation and review of line graphs and performance information

Preparation, review and filing of SEC Form N-SAR

Review of SEC Form N-CSR

Financial Reporting - Additional Services

Additional Services currently used by Morgan Stanley
N-14 or Seed Financial Statements	$2,000 per fund per instance
Preparation and review of Form 5500	$1,000 per form (currently waived)
Preparation and Review of Form N-Q	$750/fund/year
Framemaker Typesetting Package	$4,000/fund/year
Preparation and Review of India Mauritius filing (where appropriate)	$750 per filing (currently waived)
Customized Programming	At Cost
Out of Pocket Expenses	At Cost